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                                                                   EXHIBIT 99(i)

                                 REVOCABLE PROXY

                                GF BANCORP, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                ___________, 1997

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF GF BANCORP, INC.

         The undersigned stockholder of GF Bancorp, Inc. ("GFBC"), hereby nominates, constitutes and appoints ________________ and __________________, or either one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of common stock of GFBC that the undersigned is entitled to vote at the Special Meeting of the Stockholders of GFBC to be held at the executive offices of GFBC, One North Plum Street, Germantown, Ohio, on ____________, 1997, at ______ __.m., and at any adjournments thereof (the "Special Meeting"), on the following matters, all of which are described in the accompanying Proxy Statement:

     1. The adoption of the Agreement of Merger and Plan of Reorganization dated July 28, 1997, by and among GFBC, Germantown Federal Savings Bank, a wholly-owned subsidiary of GFBC ("Germantown"), Camco Financial Corporation ("Camco") and First Federal Savings Bank of Washington Court House, a wholly-owned subsidiary of Camco ("First Federal"), pursuant to which, upon the satisfaction or the waiver of certain conditions, (i) GFBC will merge with and into Camco (the "Merger"), (ii) each outstanding share of common stock of GFBC will be converted into the right to receive 1.616 shares of common stock of Camco, subject to certain adjustments based on changes in the market value of the issued and outstanding Camco common stock before the Merger becomes effective, and (iii) Germantown will be merged with and into First Federal after the Merger becomes effective.


               FOR                      AGAINST           ABSTAIN
               / /                        / /               / /

     2. In their discretion, upon such other matters as may properly come before the Special Meeting.

       THE BOARD OF DIRECTORS OF GFBC RECOMMENDS A VOTE FOR THE PROPOSAL.

         PLEASE SIGN AND DATE THIS REVOCABLE PROXY ON THE REVERSE SIDE.


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         This Revocable Proxy will be voted as directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED FOR THE PROPOSAL.

         All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the Special Meeting of GFBC and of the accompanying Proxy Statement is hereby acknowledged.

         This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to GFBC a later dated proxy, or (ii) giving notice of revocation in open meeting or in writing to the Secretary of GFBC at the Special Meeting.

         IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS
BOX:

                                   /  /

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Jointly owned shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

-----------------------------------         -----------------------------------
Signature                                   Signature

-----------------------------------         -----------------------------------
Print Name                                  Print Name

-----------------------------------         -----------------------------------
Print Title (if applicable)                 Print Title (if applicable)

Dated:  _____________________               Dated: _______________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GFBC. PLEASE DATE, SIGN AND RETURN IT TO GFBC PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.